Exhibit 3.4

AMENDED AND RESTATED

BY LAWS

OF

SOUTHERN NATIONAL BANCORP OF VIRGINIA, INC.

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4.7 Special Meetings	7
4.8 Waiver of Notice	7
4.9 Quorum; Actions of the Board of Directors	8
4.10 Action by Directors Without a Meeting	8
4.11 Action by Directors by Communications Equipment	8
4.12 Registering Dissent	8
4.13 Executive and Other Committees	8
4.14 Remuneration	9

ARTICLE V. OFFICERS	9

5.1 Designations	9
5.2 Powers and Duties	9
5.3 Delegation	9
5.4 Vacancies	9
5.5 Term – Removal	9
5.6 Bonds	10

ARTICLE VI. INDEMNIFICATION, ETC. OF DIRECTORS, OFFICERS, AND EMPLOYEES	10

6.1 Indemnification	10
6.2 Advancement of Expenses	10
6.3 Other Rights and Remedies	10
6.4 Insurance	10
6.5 Modification	11

ARTICLE VII. DIVIDENDS; FINANCE; AND FISCAL YEAR	11

7.1 Dividends	11
7.2 Disbursements	11
7.3 Depositories	11
7.4 Fiscal Year	11

ARTICLE VIII. NOTICES	11

ARTICLE IX. SEAL	12

ARTICLE X. BOOKS AND RECORDS	12

ARTICLE XI. AMENDMENTS	12

ARTICLE XII. USE OF PRONOUNS	12

SIGNATURES	12

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AMENDED AND RESTATED

BYLAWS

OF

SOUTHERN NATIONAL BANCORP OF VIRGINIA, INC.

ARTICLE I. OFFICES

1.1 Registered Office and Registered Agent. The registered office of Southern National Bancorp of Virginia, Inc. (“Corporation”) shall be located in the Commonwealth of Virginia at such place as may be fixed from time to time by the Board of Directors upon filing of such notices as may be required by law, and the registered agent, who is either a resident of this state and a director or officer of the Corporation, or a member of the Virginia State Bar, shall have a business office identical with such registered office.

1.2 Other Offices. The Corporation may have other offices within or without the Commonwealth of Virginia at such place or places as the Board of Directors may from time to time determine.

ARTICLE II. STOCKHOLDERS’ MEETINGS

2.1 Meeting Place. All meetings of the stockholders shall be held at the principal place of business of the Corporation, or at such other place within or without the Commonwealth of Virginia as shall be determined from time to time by the Board of Directors, and the place at which any such meeting shall be held shall be stated in the notice of the meeting. Any meeting of stockholders may be held by means of remote communications pursuant to the requirements of Section 2.24 of the Stock Corporation Act of the Commonwealth of Virginia (the “SCA”) or any successor statute.

2.2 Annual Meeting. The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held each year on the third Wednesday of May of each year, or on such other date and time as determined by the Board of Directors and stated in the notice of such meeting.

2.3 Organization. Each meeting of the stockholders shall be presided over by the Chairman of the Board, or in his absence by the President, or in their absences, any other individual selected by the Board of Directors. The Secretary, or in his absence a temporary Secretary, shall act as secretary of each meeting of the stockholders. In the absence of the Secretary and any temporary Secretary, the chairman of the meeting may appoint any person present to act as secretary of the meeting. The chairman of any meeting of the stockholders shall announce the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting and, unless prescribed by law or regulation or unless the Board of Directors has otherwise determined, shall determine the order of the business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussions as seem to him in order.

2.4 Special Meetings. Special meetings of stockholders may be called as set forth in the Articles of Incorporation.

2.5 Notice.

(a) Notice of the date, time and place, if any, of the annual meeting of stockholders and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, shall be given by delivering personally, or by mailing a written notice of the same, not less than ten days and not more than sixty days prior to the date of the meeting (except that a notice of a stockholders meeting to act on an amendment of the Articles of Incorporation, plan of merger, share exchange, domestication or entity conversion, a sale of assets or dissolution (an “Extraordinary Event”) shall be given not less than twenty five nor more than sixty days prior to the meeting date), to each stockholder of record entitled to vote at such meeting. When any stockholders’ meeting, either annual or special, is adjourned for thirty days or more, or if a new record date is fixed for an adjourned meeting of stockholders, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any meeting adjourned for less than thirty days (unless a new record date is fixed therefor), other than an announcement at the meeting at which such adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting.

(b) Not less than ten days and not more than sixty days prior to the meeting (and not less than twenty five and not more than sixty days in the case of an Extraordinary Event), a written notice of each special meeting of stockholders, stating the place, day and hour of such meeting, and the purpose or purposes for which the meeting is called, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, shall be either delivered personally, or mailed to each stockholder of record entitled to vote at such meeting.

2.6 Record List of Stockholders. At least ten days before each meeting of stockholders, a complete record of the stockholders entitled to vote at such meeting, or any adjournment thereof, shall be made, arranged in alphabetical order, with the address of and number of shares registered in the name of each, arranged by voting group, and within each voting group by class or series of shares, in written form, which record shall be kept open to the inspection of any stockholder in accordance with the SCA. The record also shall be kept open during the whole time and at the place of such meeting for the inspection of any stockholder.

2.7 Quorum; Actions of Stockholders. Except as otherwise required by law or the Corporation’s Articles of Incorporation:

(a) A quorum at any annual or special meeting of stockholders shall consist of stockholders representing, either in person or by proxy, a majority of the outstanding capital stock of the Corporation entitled to vote at such meeting.

(b) In all matters other than the election of directors, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on that matter shall be the act of the stockholders. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. If, at any meeting of the stockholders, due to a vacancy or vacancies or otherwise, directors of more than one class of the Board of Directors are to be elected, each class of directors to be elected at the meeting shall be elected in a separate election by a plurality vote. Cumulative voting shall not be permitted in the election of directors.

2.8 Voting of Shares. Except as otherwise provided in these Bylaws or to the extent that voting rights of the shares of any class or classes are limited or denied by the Articles of Incorporation, each stockholder, on each matter submitted to a vote at a meeting of stockholders, shall have one vote for each share of stock registered in his name on the books of the Corporation.

2.9 Closing of Transfer Books and Fixing of the Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, or any adjournment thereof, or entitled to receive payment of any dividend, the Board of Directors may provide that the stock transfer books shall be closed for a stated period not to exceed 70 days nor less than ten days preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a record date for any such determination of stockholders, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than seventy days and, in case of a meeting of stockholders, not less than ten days prior to the date on which the particular action requiring such determination of stockholders is to be taken.

2.10 Proxies. A stockholder may vote either in person or by proxy executed in writing by the stockholder or his duly authorized attorney-in-fact, or by electronic transmission. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

2.11 Waiver of Notice. A waiver of any notice required to be given any stockholder, signed by the person or persons entitled to such notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein for the meeting, shall be equivalent to the giving of such notice. The attendance of any stockholder at a meeting, in person or by proxy, shall constitute a waiver of notice by such stockholder, except where a stockholder attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or commenced.

2.12 Voting of Shares in the Name of Two or More Persons. When ownership stands in the name of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary of the Corporation is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, at any meeting of the stockholders of the Corporation any one or more of such stockholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose names shares of stock stand, the vote or votes to which those persons are entitled shall be cast as directed by a majority of those holding such stock and present in person or by proxy at such meeting, but no votes shall be cast for such stock if a majority cannot agree.

2.13 Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by an officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine. Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so is contained in an appropriate order of the court or other public authority by which such receiver was appointed. A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

2.14 Inspectors. For each meeting of stockholders, the Board of Directors shall appoint one or more inspectors of election, who shall make a written report of such meeting. If for any meeting the inspector(s) appointed by the Board of Directors shall be unable to act or the Board of Directors shall fail to appoint any inspector, one or more inspectors shall be appointed at the meeting by the chairman thereof. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the best of his ability. An inspector or inspectors shall (a) ascertain the number of shares outstanding and the voting power of each, (b) determine the shares represented at a meeting and the validity of proxies and ballots, (c) count all votes and ballots, (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, (e) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots, and (f) perform such other duties as are permitted by the SCA. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chairman thereof. An inspector or inspectors shall not accept a ballot, proxy or vote, nor any revocations thereof or changes thereto, after the closing of the polls (unless a court having jurisdiction in the Commonwealth of Virginia upon application by a stockholder shall determine otherwise) and may appoint or retain other persons or entities to assist them in the performance of their duties. Inspectors need not be stockholders and may not be nominees for election as directors.

2.15 Consent of Stockholders in Lieu of a Meeting. Any action required to be taken by the stockholders at any annual or special meeting of such stockholders, or any action which may be taken at any annual or special meeting of stockholders of this Corporation, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its principal office or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.

ARTICLE III. CAPITAL STOCK

3.1 Certificates. Certificates of stock shall be issued in numerical order, and each stockholder shall be entitled to a certificate signed by the Chairman of the Board or the President, and the Secretary or the Treasurer, and may be sealed with the seal of the Corporation or facsimile thereof. The signatures of such officers may be facsimiles if the certificate is manually signed on behalf of a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. If an officer who has signed or whose facsimile signature has been placed upon such certificate ceases to be an officer before the certificate is issued, it may be issued by the Corporation with the same effect as if the person were an officer on the date of issue. Each certificate of stock shall state: (a) the name of the Corporation and that the Corporation is organized under the laws of the Commonwealth of Virginia; (b) the name of the person to whom issued; and (c) the number and class of shares and the designation of the series, if any, which such certificate represents.

3.2 Transfers.

(a) Transfers of stock shall be made only upon the stock transfer books of the Corporation, kept at the registered office of the Corporation or at its principal place of business, or at the office of its transfer agent or registrar, and before a new certificate is issued the old certificate shall be surrendered for cancellation. The Board of Directors may, by resolution, open a share register in any state of the United States, and may employ an agent or agents to keep such register, and to record transfers of shares therein.

(b) Shares of stock shall be transferred by delivery of the certificates therefor, accompanied either by an assignment in writing on the back of the certificate or an assignment separate from the certificate, or by a written power of attorney to sell, assign and transfer the same, signed by the holder of said certificate. No shares of stock shall be transferred on the books of the Corporation until the outstanding certificates therefor have been surrendered to the Corporation.

(c) A written restriction on the transfer or registration of transfer of a certificate evidencing stock of the Corporation, if permitted by the SCA and noted conspicuously on such certificate, may be enforced against the holder of the restricted certificate or any successor or transferee of the holder, including an executor, administrator, trustee, guardian or other fiduciary entrusted with like responsibility for the person or estate of the holder.

3.3 Registered Owner. Registered stockholders shall be treated by the Corporation as the holders in fact of the stock standing in their respective names and the Corporation shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of the Commonwealth of Virginia.

3.4 Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate of stock in place of any certificate previously issued by it which is alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

3.5 Fractional Shares or Scrip. The Corporation may (a) issue fractions of a share which shall entitle the holder to exercise voting rights, to receive dividends thereon and to participate in any of the assets of the Corporation in the event of liquidation; (b) arrange for the disposition of fractional interests by those entitled thereto; (c) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such shares are determined; or (d) issue scrip in registered form which shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip aggregating a full share.

3.6 Shares of Another Corporation. Shares owned by the Corporation in another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the Board of Directors may determine or, in the absence of such determination, by the President of the Corporation.

ARTICLE IV. BOARD OF DIRECTORS

4.1 Powers. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors, which may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by law, the Articles of Incorporation or these Bylaws directed or required to be exercised or done by the stockholders.

4.2 Classification, Term and Qualifications. The Board of Directors shall be of a single class which will be elected annually. No person shall be eligible for election, reelection, appointment or reappointment to the Board of Directors if such person is 75 years of age or older; provided, however, that any person serving as an initial director of the Corporation shall be eligible for reelection subsequent to his or her 75th birthday.

4.3 Number of Directors. The Board of Directors shall consist of seven persons. The number of directors may at any time be increased or decreased by a vote of a majority of the Board of Directors, provided that no decrease shall have the effect of shortening the term of any incumbent director. Notwithstanding anything to the contrary contained within these Bylaws, except for the initial director, the number of directors may not be less than five nor more than 15.

4.4 Vacancies. All vacancies in the Board of Directors shall be filled in the manner provided in the Corporation’s Articles of Incorporation.

4.5 Removal of Directors. Directors may be removed in the manner provided in the Corporation’s Articles of Incorporation.

4.6 Regular Meetings. Regular meetings of the Board of Directors or any committee thereof may be held without notice at the principal place of business of the Corporation or at such other place or places, either within or without the Commonwealth of Virginia, as the Board of Directors or such committee, as the case may be, may from time to time designate. Unless otherwise determined by the Board of Directors, the annual meeting of the Board of Directors shall be held without notice immediately after the adjournment of the annual meeting of stockholders. Notice of such meetings shall be provided to directors in accordance with the provisions of the SCA.

4.7 Special Meetings.

(a) Special meetings of the Board of Directors may be called at any time by the Chairman of the Board, the President or by a majority of the authorized number of directors, to be held at the principal place of business of the Corporation or at such other place or places as the Board of Directors or the person or persons calling such meeting may from time to time designate. Notice of all special meetings of the Board of Directors shall be given to each director at least twenty-four (24) hours prior to such meeting if notice is given in person or by telephone, telegraph, telex, facsimile or other electronic transmission and at least three (3) days prior to such meeting if notice is given in writing and delivered by postage prepaid mail. Such notice need not specify the business to be transacted at, nor the purpose of, the meeting.

(b) Special meetings of any committee of the Board of Directors may be called at any time by any committee member or by the Chairman of the Board, and with such notice as shall be specified for such committee by the Board of Directors, or in the absence of such specification, in the manner and with the notice required for special meetings of the Board of Directors.

4.8 Waiver of Notice. Attendance of a director at a regular or special meeting of the Board or of a committee thereof, shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. A waiver of notice signed by the director or directors, whether before or after the time stated for the regular or special meeting of the Board or of a committee thereof, shall be equivalent to the giving of notice.

4.9 Quorum; Actions of the Board of Directors. Except as may be otherwise specifically provided by law, the Articles of Incorporation or these Bylaws, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

4.10 Action by Directors Without a Meeting. Any action required or which may be taken at a meeting of the directors, or of a committee thereof, may be taken without a meeting if a consent in writing or by electronic transmission, setting forth the action so taken or to be taken, shall be signed by all of the directors, or all of the members of the committee, as the case may be, and such consents or electronic transmissions (in paper form) are filed with the minutes of proceedings of the Board of Directors or committee, as the case may be. Such consent shall have the same effect as a unanimous vote.

4.11 Action by Directors by Communications Equipment. Any action required or which may be taken at a meeting of directors, or of a committee thereof, may be taken by means of a conference telephone or similar communications equipment subject to any applicable provisions of the SCA.

4.12 Registering Dissent. A director who is present at a meeting of the Board of Directors at which action on a corporate matter is taken shall be presumed to have assented to such action unless he objects at the beginning of the meeting, or promptly upon his arrival, to the holding of the meeting, or promptly upon his arrival, to holding it or transacting specified business at the meeting or he votes against or abstains from action taken at the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

4.13 Executive and Other Committees. The Board of Directors may, by resolution passed by a majority of the full Board, designate one or more committees which in each case consist of one or more directors of the Corporation, and may from time to time invest such committees with such powers as it may see fit, subject to such conditions as may be prescribed by the Board. An Executive Committee may be appointed by resolution passed by a majority of the full Board of Directors. It shall have and exercise all of the authority of the Board of Directors, except in reference to approving or recommending to stockholders action that is required by the SCA to be approved by the stockholders, amending the Articles of Incorporation, adopting a plan of merger not requiring stockholder approval, authorizing a distribution except according to a general formula or method prescribed by the Board of Directors, filling vacancies on the Board or any committee, authorizing or approving the issuance or sale or contract for sale of shares, or determining the designation and relative rights, preferences and limitations of a class or series of shares unless within limits specifically prescribed by the Board, or adopting, amending or repealing any Bylaws or any other action or matter expressly required by the SCA to be submitted to stockholders for approval. The designation of any such committee, and the delegation of authority thereto, shall not relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

4.14 Remuneration. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors, a stated salary as director and/or such other compensation as may be fixed by the Board of Directors. Members of special or standing committees may be allowed like compensation for serving on committees of the Board of Directors. No such payments shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE V. OFFICERS

5.1 Designations. The officers of the Corporation shall be a Chairman of the Board, a Vice Chairman of the Board, a President, a Secretary and a Treasurer appointed by the Board of Directors, as well as such Executive Vice Presidents, Vice Presidents, Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers and such other officers as the Board of Directors or the Chairman of the Board and President may designate. Officers of the Corporation shall be elected for one year by the directors at their first meeting after the annual meeting of stockholders, and officers of the Corporation shall hold office until their successors are elected and qualified. Any two or more offices may be held by the same person, except the offices of President and Secretary.

5.2 Powers and Duties. The officers of the Corporation shall have such authority and perform such duties as the Board of Directors or, in the case of officers with a title of Executive Vice President or lower, the Chairman of the Board and President, may from time to time authorize or determine. In the absence of action by the Board of Directors or the Chairman of the Board and President, as applicable, the officers shall have such powers and duties as generally pertain to their respective offices.

5.3 Delegation. In the case of absence or inability to act of any officer of the Corporation and of any person herein authorized to act in his place, the Board of Directors may from time to time delegate the powers or duties of such officer to any other officer or any director or other person whom it may select.

5.4 Vacancies. Vacancies in any office arising from any cause may be filled by the Board of Directors at any regular or special meeting of the Board.

5.5 Term - Removal. The officers of the Corporation shall hold office until their successors are chosen and qualified. Any officer or agent elected or appointed by the Board of Directors or by the Chairman and the President may be removed at any time, with or without cause, by the affirmative vote of a majority of the Board of Directors, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

5.6 Bonds. The Board of Directors may, by resolution, require any and all of the officers to give bonds to the Corporation, with sufficient surety or sureties, conditions for the faithful performance of the duties of their respective offices, and to comply with such other conditions as may from time to time be required by the Board of Directors.

ARTICLE VI. INDEMNIFICATION, ETC. OF DIRECTORS,

OFFICERS AND EMPLOYEES

6.1 Indemnification. The Corporation shall provide indemnification to its directors, officers, employees, agents and former directors, officers, employees and agents and to others in accordance with the Corporation’s Articles of Incorporation.

6.2 Advancement of Expenses. Reasonable expenses (including attorneys’ fees) incurred by a director, officer or employee of the Corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding described in Section 6.1 may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors only upon receipt of an affirmation by the person that it is his good faith belief that he has met the standard of conduct necessary for indemnification and an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the Corporation, and the Board determines that the facts then known to the Board (or others making the decision to indemnify) would not preclude indemnification under Article 10 of the SCA (or any successor statute).

6.3 Other Rights and Remedies. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Corporation’s Articles of Incorporation, any agreement, vote of stockholders or disinterested directors or otherwise, both as to actions in their official capacity and as to actions in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of the heirs, executors and administrators of such person.

6.4 Insurance. Upon resolution passed by the Board of Directors, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer of employee of the Corporation, or is or was serving at the request of the corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of its Articles of Incorporation or this Article VI.

6.5 Modification. The duties of the Corporation to indemnify and to advance expenses to a director, officer or employee provided in this Article VI shall be in the nature of a contract between the Corporation and each such person, and no amendment or repeal of any provision of this Article VI shall alter, to the detriment of such person, the right of such person to the advance of expenses or indemnification related to a claim based on an act or failure to act which took place prior to such amendment or repeal.

ARTICLE VII. DIVIDENDS; FINANCE; AND FISCAL YEAR

7.1 Dividends. Subject to the applicable provisions of the SCA, dividends upon the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property or in shares of the capital stock of the Corporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, may deem proper as a reserve or reserves to meet contingencies, or for dividends, or for repairing or maintaining any property of the Corporation, or for any other proper purpose, and the Board of Directors may modify or abolish any such reserve.

7.2 Disbursements. All checks or demand for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

7.3 Depositories. The monies of the Corporation shall be deposited in the name of the Corporation in such bank or banks or trust company or trust companies as the Board of Directors shall designate, and shall be drawn out by wire transfer, check or other order for payment of money signed by such persons, or in any other such manner as may be determined by resolution of the Board of Directors.

7.4 Fiscal Year. The fiscal year of the Corporation shall end on the 31st day of December of each year.

ARTICLE VIII. NOTICES

Except as may otherwise be required by law, any notice to any stockholder or director may be delivered personally, by mail or by means of electronic transmission. If mailed, the notice shall be deemed to have been delivered when deposited in the United States mail, addressed to the addressee at his last known address in the records of the Corporation, with postage thereon prepaid. If by means of electronic transmission, notice shall be effective if given by the form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed revoked if (i) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (ii) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or the transfer agent or other person responsible for the giving of notice; provided, however, that the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

ARTICLE IX. SEAL

The corporate seal of the Corporation shall be in such form and bear such inscription as may be adopted by resolution of the Board of Directors.

ARTICLE X. BOOKS AND RECORDS

The Corporation shall keep correct and complete books and records of account and shall keep minutes of meetings and proceedings of its stockholders and Board of Directors (including committees thereof); and it shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of the shares held by each. Any books, records and minutes may be in written form or any other form capable of being converted into written form within a reasonable time.

ARTICLE XI. AMENDMENTS

These Bylaws may be altered, amended or repealed only as set forth in the Corporation’s Articles of Incorporation, which provisions are incorporated herein with the same effect as if they were set forth herein.

ARTICLE XII. USE OF PRONOUNS

Use of the masculine gender in these Bylaws shall be considered to represent either masculine or feminine gender whenever appropriate.

These amended and restated Bylaws have been approved and adopted by the Board of Directors this 10th day of March, 2005:

SOUTHERN NATIONAL BANCORP OF VIRGINIA, INC.

By:	/s/ R. Devon Porter
Name:	R. Devon Porter
Title:	Secretary